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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

[SUNOCO LOGO]
                                                  SUNOCO LOGISTICS PARTNERS L.P.
                                                              1735 MARKET STREET
                                                    PHILADELPHIA, PA. 19103-7583


For further information contact:          For release: 7:30 a.m., August 5, 2005
Jerry Davis (media) 215-977-6298
Colin Oerton (investors) 866-248-4344





                                     No. 18

                    SUNOCO LOGISTICS PARTNERS L.P. ANNOUNCES
                      PRICING OF 1.5 MILLION COMMON UNITS


     PHILADELPHIA, August 5, 2005 - Sunoco Logistics Partners L.P. (NYSE: SXL) announced the pricing on August 4, 2005 of 1.5 million common units at a public offering price of $39.00 per unit. The underwriters have been granted an option to purchase up to 225,000 additional common units to cover over-allotments, if any. The Partnership intends to use the net proceeds from this offering, including any units issued under the over-allotment option, to repay a portion of the indebtedness incurred under the Partnership's credit facility, to purchase the crude oil pipeline system and related crude oil facilities located in Texas, that the Partnership acquired from Mobil Pipe Line Company on August 1, 2005.

     Lehman Brothers Inc. was sole book-running manager of the offering. Citigroup Global Markets Inc., and Stifel, Nicolaus & Company, Incorporated also served as co-managers of the offering.

     When available, the final prospectus related to this offering may be obtained from Lehman Brothers Inc. c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11714, (631) 254-7106.

     This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement.


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     Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, was formed to acquire, own and operate substantially all of Sunoco, Inc.'s refined product and crude oil pipelines and terminal facilities. The Eastern Pipeline System consists of approximately 1,900 miles of primarily refined product pipelines and interests in four refined products pipelines, consisting of a 9.4 percent interest in Explorer Pipeline Company, a 31.5 percent interest in Wolverine Pipe Line Company, a 12.3 percent interest in West Shore Pipe Line Company and a 14.0 percent interest in Yellowstone Pipe Line Company. The Terminal Facilities consist of 8.9 million barrels of refined product terminal capacity and 19.4 million barrels of crude oil terminal capacity (including 12.5 million barrels of capacity at the Texas Gulf Coast Nederland Terminal). The Western Pipeline System consists of approximately 2,640 miles of crude oil pipelines, located principally in Oklahoma and Texas and a 43.8 percent interest in the West Texas Gulf Pipe Line Company. For additional information visit Sunoco Logistics' web site at www.sunocologistics.com.

     NOTE: Those statements made in this release that are not historical facts are forward-looking statements. Although Sunoco Logistics Partners L.P. (the "Partnership") believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect the Partnership's business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: whether or not the transactions described in the foregoing news release will be consummated or cash flow accretive; increased competition; changes in demand for crude oil and refined products that we store and distribute; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; plant construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in the Partnership's June 30, 2005 Form 10-Q filed with the Securities and Exchange Commission on August 2, 2005. The Partnership undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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